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                                                                 Exhibit 3.23(a)

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
               WESTMARK REAL ESTATE ACQUISITION PARTNERSHIP, L.P.

     This Certificate of Limited Partnership of Westmark Acquisition Partnership, L.P. (the "Limited Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

     1. The name of the Limited Partnership is Westmark Real Estate Acquisition Partnership, L.P.

     2. The address of the registered office of the Limited Partnership in Delaware is 1209 Orange Street, Wilmington, Delaware, 19801. The Limited Partnership's registered agent at that address is The Corporation Trust Company.

     3.   The name and address of the general partner is:


         Name                                                  Address
         ----                                                  -------

CB Commercial Real Estate Group, Inc.                   533 S. Fremont Avenue
                                                        Los Angeles, CA 90071

     IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Limited Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 24/th/ day of April, 1995.

                                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                                      General Partner


                                      By   /s/ Richard C. Clotfelter
                                           -----------------------------
                                      Richard C. Clotfelter
                                      President - Capital Markets,
                                      Asset Valuation and Management
                                      Activities